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                                                                     Exhibit 5.1

                        [BONDY & SCHLOSS LLP LETTERHEAD]

                                                               February 12, 2001
The Board of Directors
Dynamic I-T, Inc.
2504 11th Street
Santa Monica, California 90405

           Re: Dynamic I-T, Inc. Registration Statement on Form SB-2

Gentlemen:

     You have requested our opinion with respect to the public offering for resale by certain shareholders of Dynamic I-T, Inc., a Colorado corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form SB-2, under the Securities Act of 1933, as amended (the "Act"), of up to 11,254,240 shares of common stock (the "Shares"), $.001 par value per share.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Shares being offered in the above-captioned offering, when sold and issued in accordance with the terms of such offering, will be validly issued, fully paid and non-assessable.

     Please be advised that we consent to the use of our name under "Legal Matters" in your Registration Statement on Form SB-2 and Prospectus filed with the Securities and Exchange Commission.

     By giving this consent, we do not concede that we come within the categories of persons whose consent is required under the Act or the General Rules and Regulations promulgated thereunder.

                                                  Very truly yours,


                                                  /s/ Bondy & Schloss LLP
                                                  _______________________

                                                  Bondy & Schloss LLP